UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2019, the Board of Directors (the “Board”) of Coty Inc. (NYSE: COTY) (the “Company”) appointed Beatrice Ballini and Pierre Denis as members of the Board, effective immediately, increasing the size of the Board to eleven directors, with a term expiring upon the Company’s next annual stockholders’ meeting (the “2019 Annual Meeting”). No decision has been made with respect to the naming of either Ms. Ballini or Mr. Denis to any committees of the Board. There are no arrangements or understandings between Ms. Ballini or Mr. Denis and any other persons pursuant to which either of them was appointed as director. Ms. Ballini is a managing director at Russell Reynolds Associates, which from time to time provides employee search and recruitment services to the Company and to other affiliates of JAB Holdings B.V. The aggregate amount of such services provided to the Company since July 1, 2018 was approximately $137,500. There are no other related party transactions between the Company and Ms. Ballini or Mr. Denis, and as of the date hereof, neither Ms. Ballini nor Mr. Denis owns any shares of the Company’s common stock. Each will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: September 25, 2019	By:	/s/ Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary